Exhibit 10.2

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO RULE 144 OR ANOTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE COMPANY MAY REQUIRE A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY, THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THIS SECURITY AND THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

Void after 5:00 p.m. (New York time) on the [●] day of March, 2021.

Number of Warrant Shares:	Warrant No.

Original Issue Date: March [●], 2016

ARGOS THERAPEUTICS, INC.

(A corporation existing under the laws of the State of Delaware)

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received,                      (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to 5:00 p.m. (New York time) on March [●], 2021 (the “Expiry Time”) but not thereafter, to subscribe for and purchase from Argos Therapeutics, Inc., a Delaware corporation (the “Company”), up to                      shares (the “Warrant Shares”) of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), subject to adjustment as provided herein. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated March 4, 2016, among the Company and the purchasers signatory thereto.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the date of issuance of this Warrant and on or before the Expiry Time by delivery to the principal office of the Company (or to such other office or agency of the Company as the Company may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company), by fax, e-mail or otherwise, of a duly executed copy of the notice of exercise (the “Notice of Exercise”) annexed hereto. Within two (2) trading days following the date of exercise, the Holder shall remit to the Company payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank, unless the cashless exercise procedure specified in Section 2(c) below is applicable to such exercise and is specified in the Notice of Exercise in which case such Notice of Exercise alone shall constitute exercise (the date of receipt of such payment or in the case of cashless exercise under Section 2(c), the date of receipt of the Notice of Exercise, the “Exercise Date”). In the case of a dispute between the Company and the Holder as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder (including, without limitation, the calculation of any adjustment pursuant to Section 3 below), the Company shall issue to the Holder the number of Warrant Shares that are not disputed and shall submit the disputed calculations to a certified public accounting firm of national reputation (other than the Company’s regularly retained accountants) within three (3) trading days following the Company’s receipt of the Holder’s Notice of Exercise and payment. The Company shall request such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no less than three (3) trading days following the day on which such accountant received the disputed calculations. Such accountant’s calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant. Notwithstanding anything herein to the contrary (although the Holder may surrender the Warrant to, and receive a replacement Warrant from, the Company), the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full. If this Warrant is exercised in full, the Holder shall surrender this Warrant to the Company within three (3) trading days following the date the Notice of Exercise is delivered to the Company, or if later, by the first date on which the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased, provided that in the event of a cashless exercise pursuant to Section 2(c) below, the outstanding number of Warrant Shares purchasable hereunder shall be lowered by an amount equal to the applicable number of Warrant Shares for which this Warrant was exercised (which for the avoidance of doubt shall be the number of shares equal to (X) in the formula specified in Section 2(c) below). The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. In the case of a partial exercise of this Warrant, the Holder may request that the Company deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable for the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate thereof. The Company shall deliver any objection to any Notice of Exercise within one (1) trading day following receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

The Company may not call or redeem any portion of this Warrant without the prior written consent of the Holder.

b) Exercise Price. The Exercise Price for the Common Stock under this Warrant shall be $5.35 per share, subject to adjustment hereunder.

c) Cashless Exercise. If (i) at the time of exercise hereof there is no effective registration statement covering the resale of the Warrant Shares underlying this Warrant or (ii) the Holder is otherwise restricted from selling any Warrant Shares issuable upon exercise of this Warrant in an open market transaction due to a blackout period under the Company’s corporate trading policy, this Warrant may be exercised at the Holder’s election in whole or in part by means of a “cashless exercise” in which the Holder shall be entitled to receive, in book entry form, the number of Warrant Shares equal to the quotient obtained by dividing [(A-B)*(X)] by (A), where:

(A) =	the VWAP on the trading day immediately preceding the applicable Exercise Date on which the Holder elects to exercise this Warrant, in whole or in part, in accordance with this Section 2(c);

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Notwithstanding the foregoing, if, following receipt of a Notice of Exercise, the Company delivers a certification to the Holder, or at the time of the applicable exercise, the Company’s most recent Form 10-Q or Form 10-K, as the case may be, provides, that the Company’s remaining cash and cash equivalents are sufficient for less than six months of operations, this Warrant may not be cashless exercised pursuant to Section 2(c)(ii) above.

The “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a national securities exchange or trading market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the principal national securities exchange on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (or other reliable source) based on a trading day from 9:30 a.m. Eastern Time (or such other time as the trading market publicly announces is the official open of trading) to 4:02 p.m. Eastern Time (or such other time as the trading market publicly announces is the official close of trading); (b) the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board or (c) if the Common Stock is not then listed or quoted on the OTC Bulletin

Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by a good faith determination of the Company’s Board of Directors.

d) [Percentage Limitation.1 Notwithstanding anything herein to the contrary, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by the Holder and its affiliates and any other Persons whose beneficial ownership (calculated in accordance with Section 13(d) of the 1934 Act) of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the 1934 Act, does not exceed 4.999% of the total number of then issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise) (the “Beneficial Ownership Limitation”), it being acknowledged by the Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the 1934 Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination under this Section 2(d) as to any group status shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within three (3) trading days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(d), provided that any increase or decrease in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.]

[1]	To be added if desired by any investor.

e) Mechanics of Exercise.

i. Authorization of Warrant Shares. The Company covenants that all Warrant Shares that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment to the Company of the purchase price therefor, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

ii. Delivery of Warrant Shares Upon Exercise. The Company shall cause its transfer agent to issue shares purchased hereunder in electronic book entry form to the account of Holder or, upon request of the Holder, the transfer agent of the Company shall transmit certificates for such shares to the Holder by physical delivery to the address specified by the Holder in the Notice of Exercise, in either case, within three (3) trading days following the applicable Exercise Date (the “Warrant Share Delivery Date”), provided, however, that if Holder shall request physical delivery of certificates representing the Warrant Shares, there shall be no requirement to deliver such certificates on or prior to the Warrant Share Delivery Date. If all or any part of this Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Warrant Shares and if a restricted securities legend is not required under applicable securities laws, such Warrant Shares shall be issued free of such legend on or before the Warrant Share Delivery Date. The Warrant Shares shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date irrespective of the date such Warrant Shares are credited in book entry to the Holder’s account.

iii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Warrant, promptly deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iv. Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder the applicable Warrant Shares in accordance with the provisions of Section 2(e)(ii) above pursuant to an exercise on or before the applicable Warrant Share Delivery Date, if required, then the Holder will have the right to rescind such exercise prior to delivery of the applicable Warrant Shares, exercisable upon delivery of written notice to the Company.

v. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails for any reason to effect delivery of the applicable Warrant Shares to Holder pursuant to an exercise on or before the applicable Warrant Share Delivery Date, if required, and if after such date, due to the Company’s continuing failure to deliver the applicable Warrant Shares, the Holder is required by its broker to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three (3) trading days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such Warrant Shares shall terminate and the number of Warrant Shares purchasable under this Warrant shall be reduced correspondingly, or (ii) promptly honor its obligation to deliver to the Holder such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares, times (B) the VWAP on the Exercise Date. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof; provided, however, that if a Holder elects to be provided remedies specified in this Section 2(e)(v) and the Company provides such remedies in accordance with this Section 2(e)(v), such remedies shall be the sole and exclusive remedies for such Holder with respect to the applicable failure to deliver Warrant Shares.

vi. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share that Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

vii. Charges, Taxes and Expenses. The issuance of Warrant Shares in book entry form shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of such issuance, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in book entry form in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Exercise to the extent necessary.

viii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Warrant or pursuant to any of the other Transaction Documents), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction, of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted in an inverse manner (e.g., an increase in the Exercise Price shall result in a decrease in the number of shares of Common Stock), such that the aggregate Exercise Price of this Warrant shall remain unchanged. In the event that any adjustment of the Exercise Price required herein results in a fraction of a cent, the Exercise Price shall be rounded down to the nearest one hundredth of a cent. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells, pro rata to the record holders of any class of shares of Common Stock, any security or agreement or right that is convertible into, exchangeable for, or otherwise entitles the holder thereof to acquire, directly or indirectly, shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire with respect to each Warrant Share issuable upon exercise of this Warrant as of immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (the “Reference Date”), the Purchase Rights that the Holder could have acquired if the Holder had held one share of Common Stock as of the Reference Date, provided that such right to acquire such Purchase Rights shall be exercisable solely in connection with the Holder’s exercise of its right to purchase such Warrant Share pursuant to this Warrant and shall otherwise be upon and subject to the terms applicable to such Purchase Rights.

c) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of its Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of shares of Common Stock covered by Section 3(a)), (iii) rights or warrants to subscribe for or purchase any security of the Company (other than an offering covered by Section 3(b)) or (iv) any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of shareholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise, the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares (without regard to any limitations on exercise hereof) had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person , (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and such offer has been accepted by the holders of a majority of the outstanding Common Stock or (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of the Common Stock covered by Section 3(a) above) (each, a “Fundamental Transaction”), then, this Warrant shall remain outstanding according to its terms except that, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock or other equity securities of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such Fundamental Transaction by a holder of a share of Common Stock immediately prior to such Fundamental Transaction (the “Alternate Consideration”). In the event of any partial exercise of this Warrant, the Holder shall receive a fraction of such Alternate Consideration equal to the fraction of this Warrant being exercised by the Holder. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(c) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f) Notice to the Holder.

i. Notice of Adjustments. Whenever the Exercise Price, number of Warrant Shares or other property issuable upon exercise of this Warrant is adjusted pursuant to this Section 3, the Company shall promptly mail to the Holder a notice setting forth the effects of such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by the Holder. If, after the Original Issue Date, (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any Fundamental Transaction; or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register (as defined below), at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, in each case that such information shall be made known to the public through a press release, filing with the Commission, or other public announcement prior to or in conjunction with such notice being provided to the Holder, and provided further that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the ten (10)-day period commencing on the date of such notice to the effective date of the event triggering such notice.

g) Adjustments. In the event that at any time, as a result of an adjustment made pursuant to this Section 3, the Holder shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 3. Any adjustment made herein that results in a decrease in the Exercise Price shall also effect a proportional increase in the number of shares of Common Stock into which this Warrant is exercisable.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with applicable securities laws and the terms of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued. The Holder represents that by accepting this Warrant it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under

Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. All Warrants issued on transfers or exchanges shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise to the extent permitted under this Warrant), the Warrant Shares so purchased shall be and be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

d) Authorized Shares. The Company covenants that during the period that this Warrant is outstanding, it will maintain a reserve, free from preemption rights, from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates or book entry shares to execute and issue the necessary certificates or book entry shares for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock may be listed. If at any time prior to the Expiry Time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other securities as provided herein) to such number of shares as shall be sufficient for such purposes.

Except and to the extent as waived or consented to by the Holder, the Company hereby covenants to not by any action, including, without limitation, amending its certificate of incorporation, by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the Exercise Price then in effect, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Securities Purchase Agreement.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will contain a legend to that effect.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Expiry Time. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Securities Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available or granted by law, including recovery of damages. Each of the parties hereto will be entitled to specific performance of its rights under this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach or threatened breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate including making a showing of economic loss and the posting of a bond or other security.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:             , 2016

ARGOS THERAPEUTICS, INC.

By:
	Name:	Jeffrey D. Abbey
	Title:	Chief Executive Officer

NOTICE OF EXERCISE

TO:	ARGOS THERAPEUTICS, INC.

(1) The undersigned hereby elects to purchase                      Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐	in lawful money of the United States; or (if available)

☐	the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please cause the Warrant Shares to be issued in book entry form in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

whose address is:

Dated: ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.